Exhibit 107.1

CALCULATION OF FILING FEE TABLES

FORM S-8

(Form Type)

ADTRAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee

Equity	Shares of common stock, par value $0.01 per share, of the Registrant, issuable in respect of assumed ADVA Optical Networking SE Stock Options	Rule 457(h)	2,267,561	$9.21	$20,884,237	$92.70 per million dollars	$1,936

Total Offering Amounts					$20,884,237		$1,936

Total Fee Offsets					—		—

Net Fee Due							$1,936

(1)

ADTRAN Holdings, Inc., a Delaware corporation (“ADTRAN Holdings” or the “Registrant”), is filing this Registration Statement on Form S-8 (the “Registration Statement”) to register the issuance of an aggregate of 2,267,561 shares of common stock, par value $0.01 per share, of ADTRAN Holdings, Inc. (the “Shares”), which represents the maximum number of Shares that are issuable pursuant to option awards that may be assumed by the Registrant pursuant to that certain Business Combination Agreement dated August 30, 2021, by and among the Registrant, ADTRAN, Inc. (the “Predecessor”), Acorn MergeCo, Inc. and ADVA Optical Networking SE.

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Shares of the Registrant that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding Shares of the Registrant.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act. The price per share and aggregate offering price are based upon the weighted average exercise price for Shares subject to outstanding options that may be assumed by the Registrant under the specified plan, utilizing the applicable foreign exchange rate (USD/EUR) on July 8, 2022.